Exhibit 99.2

UMPQUA HOLDINGS CORPORATION

DEFERRED RESTRICTED STOCK GRANT AGREEMENT

     THIS AGREEMENT by and among Umpqua Holdings Corporation, an Oregon corporation (the “Company”), and Raymond P. Davis (the “Executive”) is dated effective March 5, 2007 (the “Effective Date”).

RECITALS

A. Executive was entitled to retirement benefits under a Supplemental Executive Retirement Plan (“SERP”), restated effective January 1, 2006, which provided that his retirement benefit increases as his average annual compensation increases.

B. The Company’s Compensation Committee and Executive have agreed to enter into a Second Restated Supplemental Executive Retirement Plan (the “Restated SERP”), as of the date hereof, which would supersede the existing SERP and fix the amount of the annual retirement benefits.

C. In consideration for Executive’s agreement to enter into the Restated SERP, the Company has agreed to grant Executive a deferred right to receive stock under the terms of this Agreement.

AGREEMENT

       The Executive and the Company agree as follows:

Article 1 Definitions

     In addition to those defined terms set forth in the Recitals to this Agreement, the following are defined terms that shall have the specified meanings whenever used in the Agreement:

1.1	“Administrator” means the person or persons designated from time to time by the Company’s Board of Directors to administer the terms of this Agreement, or if no person or persons have been designated, the Company’s Board of Directors.

1.2	“Cause” means the definition of “Cause” given in any employment agreement the Executive has with the Company or a Subsidiary, or if no such definition exists, the occurrence of any one or more of the following:

               (a) Dishonest or fraudulent conduct by Executive with respect to the performance of Participant’s duties with the Company;

               (b) Conduct by Executive that materially discredits the Company or any of its subsidiaries or is materially detrimental to the reputation of the Company or any of its subsidiaries, including but not limited to conviction or a plea of nolo contendere of Executive of a felony or crime involving moral turpitude;

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               (c) Executive’s willful misconduct or gross negligence in performance of his duties, including but not limited to Executive’s refusal to comply in any material respect with the legal directives of the Board, if such misconduct or negligence has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the misconduct or negligence, has been delivered by the Board to Executive;

               (d) An order or directive from a state or federal banking regulatory agency requesting or requiring removal of Executive or a finding by any such agency that Executive’s performance threatens the safety or soundness of the Company or any of its subsidiaries; or

               (e) Material breach of Executive’s fiduciary duties to the Company if such breach has not been remedied or is not being remedied to the Board’s reasonable satisfaction within thirty (30) days after written notice, including a detailed description of the breach, has been delivered by the Board to the Executive.

1.3	“Change in Control.” For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred when any of the following events take place:

                (a) Any person (including any individual or entity), or persons acting in concert,become(s) the beneficial owner of voting shares representing fifty percent (50%) or more of the Company;

                (b) A majority of the Board is removed from office by a vote of the Company’s shareholders over the recommendation of the Board then serving; or

                (c) The Company is a party to a plan of merger or plan of exchange and upon consummation of such plan, the shareholders of the Company immediately prior to the transaction do not continue to own at least a majority of the shares of the surviving organization.

1.4	“Code” means the Internal Revenue Code of 1986, as amended.

1.5	“Deferral Account” means a bookkeeping account established in accordance with Article 3.

1.6	“Disability” means the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

1.7	“Grant Shares” has the meaning set forth in Section 2.1.

1.8	“Good Reason” means the definition of “Good Reason” given in any employment agreement the Executive has with the Company, or if no definition is so given, there shall be no circumstances giving rise to Good Reason under this Agreement.

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      1.9  “Straight-line Vesting” means monthly pro rata vesting between January 1, 2007 and July 1, 2011.

      1.10 “Tax Withholding” has the meaning set forth in Section 7.1.

Article 2 Deferred Stock Grant

     2.1 Deferral of Stock Grant Reservation of Shares. The Company hereby reserves 38,284 shares of the Company’s common stock (the “Grant Shares”) for issuance to the Executive, in accordance with this Agreement, pursuant to the Company’s 2003 Stock Incentive Plan (the “Plan”).

     2.2 Vesting. The number of shares of the Company’s Common Stock subject to issuance under Section 4.1 shall be based on the number of Grant Shares vested, determined based on when and the circumstances under which termination of Executive’s employment with the Company occurs (including but not limited to death or Disability).

           (a) In the event of termination of Executive’s employment due to death or Disability, the vested amount of Grant Shares shall be determined based on Straight Line Vesting.

           (b) In the event the Company terminates the Executive’s employment for Cause or Executive terminates his employment without Good Reason, the vested amount of Grant Shares shall be the percentage shown in Column (A) multiplied by the applicable amount of Grant Shares under Straight Line Vesting. If the Company terminates the Executive’s employment without Cause or Executive terminates his employment with Good Reason, the vested amount of Grant Shares shall be the percentage shown in Column (B) multiplied by the applicable amount of Grant Shares under Straight Line Vesting.

	(A)	(B)
Prior to:	Termination by Umpqua	Termination by
	with Cause or by Executive	Umpqua Without Cause
	without Good Reason	or by Executive for
	(including early retirement)	Good Reason
6/30/2007	35%	60%
6/30/2008	40%	80%
6/30/2009	60%	100%
6/30/2010	80%	100%
6/30/2011	90%	100%
Thereafter	100%	100%

           (c) In the event Executive is terminated by the Company following a Change in Control, the vested amount of the Grant Shares shall be calculated under Straight Line Vesting but by crediting the Executive with a service period equal to one half of the difference between the date of termination

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and June 30, 2011. As an example, if Executive were terminated on June 30, 2009, two years before the June 30, 2011 date of full vesting, he would be credited with an additional year of service and the Straight Line Vesting amount under a Change in Control would be calculated as if he had been terminated at June 30, 2010.

     2.3 Adjustment of Grant Shares. If the outstanding shares of the Company’s Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of common stock, the Administrator shall adjust the number and kind of Grant Shares. All adjustments made by the Administration, and the extent thereof, will be final and, binding on all parties.

      2.4 No Shareholder Rights. Executive shall have no rights as a shareholder with respect to the Grant Shares until the date of issuance of such shares.

Article 3 Deferral Account

     3.1 Deferral of Dividend Equivalent. The Company shall establish the Deferral Account on its books for the Executive and shall credit to the Deferral Account an amount equal to the cash dividends that would have been paid with respect to the Grant Shares, had the Grant Shares been issued and outstanding as of the date of each cash dividend paid by the Company. Interest shall accrue on the Deferral Account at an annual rate, compounded quarterly, equal to the 5-year Treasury Constant Maturity rate published as of the last business day of the preceding calendar year. As of Executive’s termination of employment, any cash amount, and interest thereon, previously credited to the Deferral Account with respect to Grant Shares which are unvested as of termination shall be deducted from the Deferral Account and thereafter the Deferral Account will only be credited with an amount equivalent to dividends paid on the vested Grant Shares and interest thereon.

     3.2 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of cash benefits. The benefits represent the mere promise of the Company to pay such benefits.

Article 4 Payment of Benefits

      4.1  Issuance of Grant Shares.

              4.1.1 Timing of Issuance. The Company shall issue certificates for the vested  Grant Shares within the seventh (7th) month following termination of Executive’s employment or in the event of Executive’s death or Disability prior to such issuance, within 30 days following such death or Disability. No fractional shares shall be issued.

          4.1.2 Stock Certificates. Stock certificates for the issued Grant Shares shall be registered in Executive’s name or in the name of his designated beneficiary or estate, as appropriate. Such shares shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to any applicable law, rule or regulation.

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               4.1.3 Restrictions on Issuance of Shares. The issuance of Grant Shares shall be subject to compliance with all applicable requirements of federal and state securities laws. No shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the common stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance shares shall relieve the Company of any liability in respect of the failure to issue shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of shares, the Company may require the Executive to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. In the unanticipated event the Company is unable to issue the Grant Shares within the seventh month of Executive’s termination of service, the Company shall pay Executive the cash equivalent value of such shares based on the fair market value of the Company’s common stock as of the date of the cash payment.

     4.2 Payment of Deferral Account. The balance of the Deferral Account shall be paid to Executive in a lump sum within the seventh (7th) month following termination of Executive’s employment or in the event of Executive’s death or Disability prior to such payment, within 30 days following such death or Disability.

     4.3 Change in Time and Form of Distribution. The timing of issuance of the vested Grant Shares or distribution of the Deferral Account may not be accelerated except as permitted under Rule 409A of the Code. Any change which delays the timing of distributions or changes the form of distributions may only be made by a written agreement signed by the Company and the Executive and only if the following requirements are met: 4.3.1 The amendment to change the time and form of distribution may not take effect until at least 12 months after the date on which the election is made;

               4.3.2 Other than in the event of death or Disability (as defined under Rule 409A of the Code), the first payment or distribution with respect to such amendment must be deferred for a period of at least 5 years from the date such payment or distribution would otherwise have been made; and

               4.3.3 Any amendment related to a payment or distribution to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment or distribution.

Article 5 Death Benefit

     In the event of the Executive’s death before the benefit payments have been made under this Agreement, the Company shall pay the unpaid benefits to the Executive’s designated beneficiary, or if no beneficiary is designated, to the Executive’s estate, at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

Article 6 Beneficiaries

     6.1 Beneficiary Designations. The Executive may designate a beneficiary or beneficiaries by filing a written designation with the Company. The Executive may revoke or modify the

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designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive’s lifetime. The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments and distributions shall be made to the Executive’s estate.

     6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay or distribute such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 7 Tax Withholding

     7.1 Payment Obligation. Prior to the issuance of Grant Shares or payment of amounts from the Deferral Account, Executive must pay to the Company or make adequate provision for the payment of federal, state, and local taxes and FICA withholding requirements (“Tax Withholding”). By accepting the award represented by this Agreement, Executive shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to Executive. No shares of common stock will be issued unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by Executive, Executive will pay such additional amount to the Company immediately upon demand by the Company. If Executive fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to Executive, including salary or any bonus.

     7.2 Alternative Payment Arrangements. The Administrator, in its sole discretion, may allow the Participant to pay tax withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Participant, including salary, (iii) by surrender of shares of common stock or other securities of the Company in the manner specified in Section 8.4 of the Plan, (iv) by the application of shares of stock to be issued under this Agreement up to an amount not greater than the Company’s minimum statutory withholding rate for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, or (v) any combination of the foregoing.

Article 8 Amendments and Termination

     This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

Article 9 Administration

     9.1 Administrator. This Agreement shall be administered by the Administrator. The Administrator shall have such powers as are necessary to carry out the intent and administration of this Agreement, including but not limited to (a) interpreting the provisions of

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the Agreement; (b) establishing and revising the method of accounting for the Agreement; (c) maintaining a record of benefit payments; (d) establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and (e) appointing agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Agreement.

      9.2  Claims Procedure.

              9.2.1 Interpretation. Any person desiring a benefit under, interpretation orconstruction of, ruling under or information regarding the Plan shall submit a written request therefor to the Administrator. The Administrator shall respond in writing to any such request as soon as practicable. Any interpretation or construction of, and any ruling under, the Plan by the Administrator shall be final and binding on all parties.

           9.2.2 Denial of Claim. If a claim for benefits is denied in whole or in part, the Administrator shall notify the claimant of such denial and of his or her right to a conference with an individual designated in the notice for the purpose of explaining the denial. If the claimant does not want such a conference, or is dissatisfied with its outcome, he or she shall be furnished in writing, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to the Plan provisions on which the denial is based, a description of any additional material necessary for him or her to perfect his or her claim, an explanation of why such material is necessary, and an explanation of this Plan’s appeals procedure as described in Section 9.2.3.

          9.2.3 Appeal Procedure. Any person, or his or her duly authorized representative, whose claim for benefits under the Plan has been denied in whole or in part, may appeal from such denial to the Administrator by submitting to the Administrator a written request for review within seventy-five (75) days after receiving notice of denial. The Administrator shall give the claimant an opportunity to review pertinent documents relating to the denial in preparing his or her request for review. The request must set forth all the grounds upon which it is based, supporting facts and documents, and any other matters which the claimant deems pertinent, and the relief sought. The Administrator may require the claimant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review. The Administrator shall act upon a request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after such receipt. If the Administrator confirms the denial in whole or in part, the Administrator shall give written notice to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for denial and specific reference to the Plan provisions on which the decision was based. The determination of the Administrator upon such review shall be final and conclusive, but subject to any right of appeal under applicable law.

Article 10 Miscellaneous

     10.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

     10.2 No Guarantee of Continued Position. This Agreement is not a contract for employment, nor does it entitle the Executive to remain an Executive of the Company. It also does not require the Executive to remain an executive nor interfere with the Executive’s right to resign at any time.

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     10.3 Non-Transferability. The right to receive benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner, except by will or by the laws of descent and distribution.

     10.4 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Oregon, except to the extent the laws of the United States of America otherwise require.

     10.5 Unfunded Arrangement. The Executive and the Executive’s beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits.

     10.6 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

     10.7 Attorneys’ Fees. In the event of litigation, arbitration, or any other form of dispute resolution to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, including fees on appeal, if any, in addition to other relief awarded.

     10.8 Notice. Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party giving the same. If such notice is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the Company’s records.

     10.9 IRC Section 409A Compliance. Notwithstanding any other provision of Agreement, it is intended that any deferred compensation benefit which is provided pursuant to or in connection with this Agreement shall be provided and issued in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. To the extent permitted under Section 409A, the parties shall reform the provision, provided such reformation shall not subject the Executive to additional tax or interest and the Company shall not be required to incur any additional compensation as a result of the reformation. In addition, any provision that is required to appear in this Agreement that is not expressly set forth shall be deemed to be set forth herein, and this Agreement shall be administered in all respects as if such provision were expressly set forth. References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code Section 409A.

     10.10 IRC 280G Adjustment. If the benefit payments under this Agreement, either alone or together with other payments to which the Executive is entitled to receive from the Company, would constitute an “excess parachute payment” as defined in Section 280G of the Code, such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of which benefits to reduce shall be made by the Executive, provided the Company’s accountants confirm that such reduction satisfies the requirements of this Section.

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     10.11 Conditional Effectiveness. Executive’s right to receive the deferred stock grant under this Agreement is conditioned on the Company receiving shareholder approval of an amendment to the Plan to increase the limit of the number of shares subject to awards under the plan to an individual in a calendar year.

     10.12 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

Executive:	Umpqua Holdings Corporation

________________________	By: ______________________
Raymond P. Davis	William Lansing,
Chair of Compensation Committee

Executed __________________, 2007	Executed ____________________, 2007

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BENEFICIARY DESIGNATION

for

     UMPQUA HOLDINGS CORPORATION DEFERRED RESTRICTED STOCK GRANT AGREEMENT

I designate the following person or persons as beneficiary of benefits under this Agreement payable following my death:

PRIMARY:

Name Relationship Percentage

_______________________________________________________________________________

CONTINGENT:

Name Relationship Percentage

_______________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved. If no beneficiary is designated or if none of the designated beneficiaries are living at my death, then the benefits shall be payable as provided by the Agreement.

Printed Name: _________________________ Signature: ____________________________

Date: _______________________________

            Received by the Company this _________ day of  _________________, ______________.

By: _______________________________

Title: ______________________________

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